UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2011

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-794-8889

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On May 6, 2011, Halozyme Therapeutics, Inc., (the “Company”) issued a press release to report its financial results for the first quarter ended March 31, 2011. The press release is attached as Exhibit 99.1, which is furnished under Item 2.02 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e) Commencement of Compensatory Plans

On March 10, 2011, the Company’s Board of Directors approved the Halozyme Therapeutics, Inc. 2011 Stock Plan (the “2011 Stock Plan”) effective upon receipt of stockholder approval. The Company’s stockholders approved the 2011 Stock Plan at the Company’s Annual Meeting of Stockholders held on May 5, 2011. The 2011 Stock Plan provides for the granting of stock options, stock appreciation rights, stock awards, restricted stock awards, restricted stock units, and performance units and shares. An aggregate of 6,000,000 shares of the Company’s common stock are reserved under the 2011 Stock Plan and the Company anticipates that the 2011 Stock Plan will be utilized for the initial equity awards for new hires of the Company as well as for annual and performance equity awards for existing employees.

Options granted under the 2011 Stock Plan will generally have a 10-year term and vest at the rate of 1/4 of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter. Options granted under the 2011 Stock Plan will generally provide for full acceleration of the unvested portion of an option if the option is not assumed or substituted by an acquiring entity upon a “Change in Control,” as defined under the 2011 Stock Plan.

The 2011 Stock Plan replaced the Company’s prior stock plans, consisting of the Company’s 2008 Stock Plan, 2006 Stock Plan and 2004 Stock Plan (each, a “Prior Plan”). The Prior Plans were terminated such that no additional awards could be granted thereunder but the terms of the Prior Plans remain in effect with respect to outstanding awards until they are exercised, settled, forfeited or otherwise canceled in full.

The foregoing summary is qualified in its entirety by the specific language of the 2011 Stock Plan, a copy of which is attached to this Form 8-K as Exhibit 10.1. Copies of the Form of Stock Option Agreement, Form of Stock Option Agreement for Executive Officers, Form of Restricted Stock Units Agreement and Form of Restricted Stock Award Agreement to be used under the 2011 Plan are attached to this Form 8-K as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 5, 2011. At the Annual Meeting, the total number of shares represented in person or by proxy was 82,754,987. The Company’s stockholders voted on the following five proposals:

Proposal No. 1

To elect two Class I directors to hold office for a three-year term and until their respective successors are elected and qualified. The voting results were as follows:

Nominees	Votes For	Votes Against	Broker Non-Votes
Kathryn E. Falberg	49,180,409	861,235	32,713,343
Kenneth J. Kelley	49,407,386	634,258	32,713,343

Both nominees were elected to the board of directors.

Proposal No. 2

To approve Halozyme Therapeutics, Inc. 2011 Stock Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
47,634,197	2,351,735	55,712	32,713,343

The foregoing proposal was approved.

Proposal No. 3

To approve, by advisory vote, the Company’s executive compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
49,066,217	917,386	58,041	32,713,343

The foregoing proposal was approved.

Proposal No. 4

To approve, by advisory vote, the frequency of future advisory votes on executive compensation. The voting results were as follows:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
44,302,565	176,605	5,480,573	81,901	32,713,343

The advisory vote on the frequency of voting on executive compensation is to have it every year.

Proposal No. 5

To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The voting results were as follows:

For	Against	Abstain
80,151,286	2,601,524	2,177

The foregoing proposal was approved.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1 10.2 10.3 10.4 10.5 99.1
Halozyme Therapeutics, Inc. 2011 Stock Plan.
Form of Stock Option Agreement (2011 Stock Plan)
Form of Stock Option Agreement for Executive Officers (2011 Stock Plan)
Form of Restricted Stock Units Agreement (2011 Stock Plan)
Form of Restricted Stock Award Agreement (2011 Stock Plan)
Press Release, dated May 6, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

May 6, 2011	By:	Kurt A. Gustafson

Name: Kurt A. Gustafson
Title: VP, Secretary and CFO

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Exhibit Index

Exhibit No.	Description

10.1	Halozyme Therapeutics, Inc. 2011 Stock Plan
10.2	Form of Stock Option Agreement (2011 Stock Plan)
10.3	Form of Stock Option Agreement for Executive Officers (2011 Stock Plan)
10.4	Form of Restricted Stock Units Agreement (2011 Stock Plan)
10.5	Form of Restricted Stock Award Agreement (2011 Stock Plan)
99.1	Press release, dated May 6, 2011